UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
----------------------
Amendment No. 3

to
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

EXABYTE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	84-0988566
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
1685 38TH Street, Boulder, Colorado	80301
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights (Title of class)
______________________________________________________________________

Item 1. Description of Registrant's Securities to be Registered.

Except for the changes included in the Third Amendment to Rights Agreement (the "Amendment") filed herewith as Exhibit 2.4, the description of the Preferred Share Purchase Rights is contained in the Registrant's Amendment No. 2 to Form 8-A Registration Statement, filed under the Securities Exchange Act of 1934 with the Securities and Exchange Commission on February 15, 2001 (the "Registration Statement") and is incorporated herein by reference. The Amendment excludes from the definition of acquiring person certain persons (called the investors) who are to receive Exabyte common shares and purchase Exabyte Series H preferred stock, in connection with a proposed merger of Ecrix Corporation with a subsidiary of Exabyte; provided that in the aggregate they hold no more than 49.999% of the total common shares (as defined in the plan) outstanding or 20,000,000 shares, whichever is greater; except that such person is deemed an acquiring person if they hold, together with their affiliates and associates, 25% of the outstanding common shares in the case of Meritage, and 20% of the outstanding common shares in the case of any investor other than Meritage.

Item 2. Exhibits
Exhibit Number	Description
1.1	Specimen Right Certificate, incorporated by reference to Exhibit 1.1 of the Registration Statement.
2.1	Rights Agreement, dated as of January 24, 1991 between the Registrant and the First National Bank of Boston, incorporated by reference to Exhibit 2.1 of the Registration Statement.
2.2	First Amendment to Rights Agreement, dated as of August 23, 1995 between the Registrant and the First National Bank of Boston, incorporated by reference to Exhibit 2.2 of the Registration Statement.
2.3	Second Amendment to Rights Agreement, dated as of February 1, 2001 between the Registrant and Fleet National Bank, incorporated by reference to Exhibit 2.3 of the Registration Statement.
2.4	Third Amendment to the Rights Agreement, dated as of August 21, 2001 between the Registrant and Fleet National Bank (f/k/a the First National Bank of Boston).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EXABYTE CORPORATION
Date: September __, 2001	By: /s/ Stephen F. Smith
Stephen F. Smith Vice President, Chief Financial Officer, General Counsel & Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Specimen Right Certificate, incorporated by reference to Exhibit 1.1 of the Registration Statement.
2.1	Rights Agreement, dated as of January 24, 1991 between the Registrant and the First National Bank of Boston, incorporated by reference to Exhibit 2.1 of the Registration Statement.
2.2	First Amendment to Rights Agreement, dated as of August 23, 1995 between the Registrant and the First National Bank of Boston, incorporated by reference to Exhibit 2.2 of the Registration Statement.
2.3	Second Amendment to Rights Agreement, dated as of February 1, 2001 between the Registrant and Fleet National Bank, incorporated by reference to Exhibit 2.3 of the Registration Statement.
2.4	Third Amendment to the Rights Agreement, dated as of August 21, 2001 between the Registrant and Fleet National Bank (f/k/a the First National Bank of Boston).